The Ensign Group Reports Third Quarter 2026 Results;
Raises 2026 Annual Earnings Guidance

Conference Call and Webcast scheduled for tomorrow, October 28, 2026 at 10:00 am PT

SAN JUAN CAPISTRANO, California – October 27, 2026 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the third quarter ended September 30, 2026, reporting GAAP diluted earnings per share of $1.76 and adjusted earnings per share(2) of $2.03.

"We are thrilled to report another outstanding quarter. Our teams continue to demonstrate their unwavering commitment to dignifying post-acute care through moments of truth. Our core values, which our teams refer to using the acronym CAPLICO, create a shared culture that empowers nearly 60,000 partners to lead with compassion, accountability, ownership, and a relentless commitment to excellence. We believe culture is not separate from performance, it is the foundation that makes sustainable clinical, operational and financial performance possible,” said Barry Port, Chief Executive Officer of The Ensign Group.

"Our clinical leaders also continue to drive outstanding outcomes, which is particularly impressive given our growth over the past several years. According to the most recently published CMS data, our Same Facilities achieved annual survey results that were 15% better at the state level and 28% better at the county level. This is especially notable given that many of these facilities were 1- and 2-star buildings at acquisition. Additionally, our Same Facilities outperformed in 5-Star Quality Measure results by 21% at the state level. These results reinforce our position as the provider of choice in our markets and demonstrate our ability to create long-term value through sustained clinical excellence,” Port said.

Clinical Highlights(1):
▪Same Facilities achieved Centers for Medicare & Medicaid Services (CMS) Quality Measure ratings that were 21% better than industry peers in our operating states, demonstrating superior clinical outcomes.
▪Same Facilities achieved CMS Cycle 1 survey inspection results that were 15% better than industry peers in our operating states, validating clinical excellence through regulatory oversight.
▪Over 80% of our skilled nursing operations earned a CMS Quality Measure rating of 4 or 5 stars, demonstrating our continued commitment to delivering high-quality clinical care.
▪Short-stay residents achieved functional improvement rates 30% better than industry peers in our operating states, reflecting our focus on rehabilitation and helping patients regain independence.
▪Long-stay residents had antipsychotic medication rates 28% better than industry peers in our operating states, reflecting our focus on appropriate medication management and resident-centered care.
▪Administrator turnover for Same Facilities was 45% lower than our industry peers in our operating states, supporting leadership continuity and operational stability.
▪12% of all our eligible operations, comprised of 40 buildings in 8 different states, earned CMS High Performing designations under its new risk-based survey program, placing them among a select group of facilities recognized by CMS for consistently strong performance.
▪43 Ensign-affiliated operations were recognized on Newsweek’s America’s Best Nursing Homes 2027 list.
Financial Highlights:

▪GAAP diluted earnings per share for the quarter was $1.76, an increase of 23.9% over the prior year quarter, and adjusted diluted earnings per share(2) for the quarter was $2.03, an increase of 23.8% over the prior year quarter.

▪GAAP net income was $104.3 million for the quarter, an increase of 24.4% over the prior year quarter, and adjusted net income(2) was $120.5 million for the quarter, an increase of 24.9% over the prior year quarter.
▪Same Facilities and Transitioning Facilities occupancy for the quarter were 84.1% and 86.1%, an increase of 1.6% and 3.9%, respectively, over the prior year quarter.
▪Same Facilities and Transitioning Facilities skilled mix revenue for the quarter increased by 10.7% and 10.5%, respectively, over the prior year quarter and skilled days for the quarter increased by 7.2% and 7.9%, respectively, over the prior year quarter.
▪Same Facilities and Transitioning Facilities Medicare revenue for the quarter improved by 11.1% and 7.8%, respectively, from the prior year quarter and Medicare days for the quarter improved by 7.6% and 6.3%, respectively, from the prior year quarter.
▪Same Facilities and Transitioning Facilities managed care revenue for the quarter improved by 9.1% and 7.2%, respectively, from the prior year quarter and managed care days for the quarter improved by 3.1% and 3.8%, respectively, from the prior year quarter.
▪Consolidated revenue for the quarter was $1.48 billion, an increase of 14.5% over the prior year quarter.
▪Standard Bearer(3) revenue was $47.7 million for the quarter, an increase of 46.3% over the prior year quarter. FFO was $27.3 million for the quarter, an increase of 41.3% over the prior year quarter.
(1)The data source for clinical results is from CMS Care Compare Five-Star Quality Rating System, September 2026. Cycle 1 survey inspection results are based on the latest CMS-reported regulatory inspection cycle which reflects results as of Q1 2026. State-wide averages represent the average reported performance of facilities within the states in which we operate. National averages represent the average performance of all facilities included in the CMS Care Compare database nationwide.
(2)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(3)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 7 on Form 10-Q.

Clinical and Operating Results
“We continue to see strong demand across our portfolio and experienced growth in occupancy and skilled mix during the quarter. In particular, we saw year-over-year growth across all skilled payor categories during the quarter, with growth in Medicare being particularly strong. On the census front, our Same Facilities and Transitioning occupancy for the third quarter was 84.1% and 86.1%, respectively. In addition to growing census, our Same Facilities and Transitioning Facilities skilled mix revenue increased by 10.7% and 10.5%, respectively, over the prior year quarter. Medicare revenue increased for both our Same Facilities and Transitioning Facilities by 11.1% and 7.8%, respectively. Also, managed care revenue increased by 9.1% and 7.2%, respectively, for Same Facilities and Transitioning Facilities over the prior year quarter, with total skilled days up 7.2% and 7.9%, respectively, from the prior year quarter,” Port said.

He added, “These improvements in occupancy and skilled mix clearly demonstrate that patients, families, hospital systems, physicians, and managed care organizations continue to choose Ensign affiliated operations because of the outcomes our teams achieve and the distinctive culture and experience our local teams create every day. This cannot and will not happen, especially consistently and over a long period of time, without consistently achieving these industry-leading high-quality clinical outcomes. Occupancy and skilled mix are more than financial metrics; they are one of the clearest external validations that an operation consistently delivers the outcomes and experience that stakeholders value."

“Due to the strength of the third quarter and our confidence in the fourth quarter, we are increasing our annual 2026 earnings guidance to $7.94 to $8.02 per diluted share, up from our original guidance of $7.75 to $7.85. We are also raising the lower end of our annual revenue guidance to $5.89 billion, while maintaining the upper end at $5.92 billion. The midpoint of our earnings guidance represents a 21.5% increase over 2025 and 45.5% growth over 2024," Mr. Port said.

Speaking to the Company’s acquisition growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “We continue to acquire new operations with significant long-term upside and expect to maintain a healthy pace of growth as we expand our mission driven approach to transform and dignify post-acute care. During the quarter and since, we accelerated our growth by adding 22 new operations, including three real estate assets and 19 leased operations. We also acquired five real estate properties that were under lease arrangements that we are operating. Since 2024, we have successfully sourced, underwritten, closed, and transitioned 122 new operations across several markets, many of which are already performing at or above expectations, both clinically and financially. We continue to see opportunities that include everything from larger portfolios, landlords looking to replace current tenants, non-profits looking to divest of their post-acute assets and a steady flow of traditional one offs. We have several new additions lining up for next year as our local leadership and their partners at the Service Center work together to source, underwrite and carefully select the right opportunities.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $337.6 million of cash on hand and $731.6 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 59.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized insurance costs, acquisitions expected to close through the fourth quarter of 2026 and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, amortization of system implementation costs, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights
Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were thrilled to complete these acquisitions and to expand our presence in several key markets, including our entrance into Florida. Florida represents a natural continuation of our strategic expansion into the Southeast, which began with our entry into Tennessee, South Carolina and Alabama. Our approach has been deliberate: enter new markets, develop strong local leadership and clusters, and build the infrastructure necessary to support disciplined growth over time," Mr. Keetch said.
The recent acquisitions include the following leased operations:
•Delta Post Acute and Rehabilitation, an 80-bed skilled nursing facility located in Delta, CO;
•La Villa Grande Care Center, a 96-bed skilled nursing facility located in Grand Junction, CO;
•Milestone Health and Rehabilitation, a 190-bed skilled nursing facility located in Littleton, CO;
•Monument Ridge Health and Rehabilitation, an 88-bed skilled nursing facility located in Grand Junction, CO;
•Pendant Health and Rehabilitation, a 130-bed skilled nursing facility located in Lakewood, CO;
•Skyline Ridge Health and Rehabilitation, a healthcare campus with 85 skilled nursing beds and 47 independent living units located in Canon City, CO;
•Spring Village Care Center, a 91-bed skilled nursing facility located in Colorado Springs, CO;
•Burien Nursing and Rehabilitation, a 140-bed skilled nursing facility located in Burien, WA;
•Issaquah Nursing and Rehabilitation, a 140-bed skilled nursing facility located in Issaquah, WA;
•Park Ridge Nursing and Rehabilitation, a 115-bed skilled nursing facility located in Shoreline, WA;
•Park West Nursing and Rehabilitation, a 137-bed skilled nursing facility located in Seattle, WA;
•Bay Park Post-Acute and Rehabilitation, a 101-bed skilled nursing facility located in Sarasota, FL;
•Carrabelle Post-Acute and Rehabilitation, a 90-bed skilled nursing facility located in Carrabelle, FL;
•Cedar Hill Post-Acute and Rehabilitation, a 120-bed skilled nursing facility located in Jacksonville, FL;
•Davenport Post-Acute and Rehabilitation, a healthcare campus with 60 skilled nursing beds and 66 independent living units located in Davenport, FL;
•Greenville Post-Acute and Rehabilitation, a 58-bed skilled nursing facility located in Greenville, FL;
•Lake Haven Post-Acute and Rehabilitation, a 104-bed skilled nursing facility located in Dunedin, FL;
•Monticello Post-Acute and Rehabilitation, a 60-bed skilled nursing facility located in Monticello, FL; and
•Shores Post-Acute and Rehabilitation, a 120-bed skilled nursing facility located in Port Saint Joe, FL.

Standard Bearer announced the following real estate acquisitions, which are operated by an Ensign-affiliate:
•Las Ventanas de Socorro, a 126-bed skilled nursing facility located in Socorro, Texas;
•Los Arcos del Norte Care Center, a 124-bed skilled nursing facility located in El Paso, Texas; and
• Englewood Heights Nursing and Rehabilitation, a 118-bed skilled nursing facility located in Pensacola, Florida.
Additionally, Standard Bearer announced it acquired the real estate assets of five facilities that were previously operated under third-party triple net leases. These facilities total 755 skilled nursing beds and are now subject to long-term leases with subsidiaries of Standard Bearer.
Ensign's growing portfolio consists of 418 healthcare operations, 34 of which also include senior living operations, across 18 states. Ensign now owns 189 real estate assets, 150 of which are operated by an Ensign affiliate. Mr. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate, and that the Company is actively looking for performing and underperforming operations in several states.
The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 183 owned properties. Of these assets, 146 are leased to Ensign-affiliated operators and 38 are leased to third-party operators. Mr. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $47.7 million for the quarter, of which $42.1 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $27.3 million in FFO.
The Company also paid a quarterly cash dividend of $0.065 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future.

Conference Call

A live webcast will be held on Wednesday, October 28, 2026, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s third quarter of 2026 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, November 27, 2026.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 418 healthcare facilities in Alabama, Alaska, Arizona, California, Colorado, Florida, Idaho, Iowa, Kansas, Nebraska, Nevada, Oregon, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensignservices.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
REVENUE
Service revenue	$1,476,835	$1,289,779	$4,291,635	$3,678,233
Rental revenue	7,167	6,626	22,044	18,982
TOTAL REVENUE	$1,484,002	$1,296,405	$4,313,679	$3,697,215
Expense:
Cost of services	1,166,802	1,044,659	3,396,865	2,944,288
Rent—cost of services	66,970	61,528	198,888	175,799
General and administrative expense	79,595	67,367	239,727	199,029
Depreciation and amortization	32,646	26,633	92,853	76,606
TOTAL EXPENSES	$1,346,013	$1,200,187	$3,928,333	$3,395,722
Income from operations	137,989	96,218	385,346	301,493
Other income (expense):
Interest expense	(2,286)	(1,971)	(6,151)	(6,033)
Interest income	4,717	6,168	15,886	18,291
Other (expense) income	(222)	6,185	7,363	11,787
OTHER INCOME, NET	$2,209	$10,382	$17,098	$24,045
Income before provision for income taxes	140,198	106,600	402,444	325,538
Provision for income taxes	35,814	22,689	98,470	76,808
NET INCOME	$104,384	$83,911	$303,974	$248,730
Less: net income attributable to noncontrolling interests	122	67	306	213
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$104,262	$83,844	$303,668	$248,517

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.80	$1.46	$5.25	$4.34
Diluted	$1.76	$1.42	$5.11	$4.23
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	57,824	57,382	57,851	57,214
Diluted	59,303	58,956	59,455	58,713

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$337,592	$503,881
Accounts receivable—less allowance for doubtful accounts of $7,910 and $7,805 at September 30, 2026 and December 31, 2025, respectively	664,773	636,985
Investments—current	54,102	68,506
Prepaid expenses and other current assets	98,416	62,932
Total current assets	$1,154,883	$1,272,304
Property and equipment, net	2,278,231	1,696,863
Right-of-use assets	2,117,457	2,097,862
Insurance subsidiary deposits and investments	219,988	166,841
Deferred tax assets	83,188	83,138
Restricted and other assets	40,459	41,600
Intangible assets, net	6,203	6,381
Goodwill	97,981	97,981
TOTAL ASSETS	$5,998,390	$5,462,970
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$125,374	$97,327
Accrued wages and related liabilities	420,724	422,326
Lease liabilities—current	120,388	114,816
Accrued self-insurance liabilities—current	111,021	81,623
Other accrued liabilities	181,365	174,027
Current maturities of long-term debt	4,040	4,227
Total current liabilities	$962,912	$894,346
Long-term lease liabilities—less current portion	1,968,539	1,949,213
Accrued self-insurance liabilities—less current portion	201,675	164,792
Other long-term liabilities	107,189	82,266
Long-term debt—less current maturities	194,684	137,529
Total equity	2,563,391	2,234,824
TOTAL LIABILITIES AND EQUITY	$5,998,390	$5,462,970

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2026	2025

NET CASH PROVIDED BY (USED IN):
Operating activities	$512,348	$380,950
Investing activities	(690,937)	(389,237)
Financing activities	12,300	(12,643)
Net decrease in cash and cash equivalents	$(166,289)	$(20,930)
Cash and cash equivalents beginning of period	503,881	464,598
Cash and cash equivalents at end of period	$337,592	$443,668

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Adjusted net income and diluted earnings per share to Adjusted earnings per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to The Ensign Group, Inc.	$104,262	$83,844	$303,668	$248,517
Adjustments:
Stock-based compensation expense(1)	19,044	12,989	49,105	35,375
Cost of services - Litigation(2)	—	12,000	—	12,000
Cost of services - acquisition related costs(3)	213	528	1,013	1,663
Cost of services - (gain) loss on long-lived assets and business interruption recoveries, net	(564)	(1,660)	720	(2,660)
General and administrative - costs incurred related to system implementations	1,721	701	6,920	1,472
Depreciation and amortization - patient base(4)	—	—	—	1,020
Interest expense - write off deferred financing fees(5)	159	—	159	—
Other income - gain on other investments (6)	—	(2,437)	—	(2,437)
Provision for income taxes on Non-GAAP adjustments(7)	(4,379)	(9,491)	(16,621)	(16,184)
Adjusted Net Income	$120,456	$96,474	$344,964	$278,766

Average number of diluted shares outstanding	59,303	58,956	59,455	58,713

Diluted Earnings Per Share	$1.76	$1.42	$5.11	$4.23

Adjusted Earnings Per Share	$2.03	$1.64	$5.80	$4.75

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of services	$12,814	$8,687	$32,707	$23,720
General and administrative	6,230	4,302	16,398	11,655
Total Non-GAAP adjustment	$19,044	$12,989	$49,105	$35,375

(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents the write off of deferred financing fees associated with the Credit Facility.
(6) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(7) Represents an adjustment to the provision for income tax to our historical effective tax rate of 25.0%

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated Statements of Income Data:
Net income	$104,384	$83,911	$303,974	$248,730
Less: Net income attributable to noncontrolling interests	122	67	306	213
Interest income	4,717	6,168	15,886	18,291
Add: Provision for income taxes	35,814	22,689	98,470	76,808
Depreciation and amortization	32,646	26,633	92,853	76,606
Interest expense	2,286	1,971	6,151	6,033
EBITDA	$170,291	$128,969	$485,256	$389,673
Adjustments to EBITDA:
Stock-based compensation expense	19,044	12,989	49,105	35,375
Costs incurred related to system implementations	1,721	701	6,920	1,472
Acquisition related costs(1)	213	528	1,013	1,663
(Gain) loss on long-lived assets and business interruption recoveries, net	(564)	(1,660)	720	(2,660)
Litigation(2)	—	12,000	—	12,000
Gain on other investments(3)	—	(2,437)	—	(2,437)
ADJUSTED EBITDA	$190,705	$151,090	$543,014	$435,086
Rent—cost of services	66,970	61,528	198,888	175,799
ADJUSTED EBITDAR	$257,675		$741,902

(1) Represents costs incurred to acquire operations that are not capitalizable.
(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(3) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$140,198	$106,600	$402,444	$325,538
Stock-based compensation expense	19,044	12,989	49,105	35,375
Costs incurred related to system implementations	1,721	701	6,920	1,472
Acquisition related costs(1)	213	528	1,013	1,663
(Gain) loss on long-lived assets and business interruption recoveries, net	(564)	(1,660)	720	(2,660)
Litigation(2)	—	12,000	—	12,000
Gain on other investments(3)	—	(2,437)	—	(2,437)
Write off deferred financing fees(4)	159	—	159	—
Depreciation and amortization - patient base(5)	—	—	—	1,020
ADJUSTED EBT	$160,771	$128,721	$460,361	$371,971
(1) Represents costs incurred to acquire operations that are not capitalizable.
(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(3) Represents gains on the sale of investments that are not part of our core business operations. These investments have no observable market prices and are held at historical cost basis until sold or impaired.
(4) Represents the write off of deferred financing fees associated with the Credit Facility.
(5) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended September 30,
	2026	2025	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,421,971	$1,239,096	$182,875	14.8%
Number of facilities at period end	350	315	35	11.1%
Number of campuses at period end(1)	32	30	2	6.7%
Actual patient days	3,136,313	2,772,062	364,251	13.1%
Occupancy percentage — Operational beds	83.1%	82.3%	0.8%	1.0%
Skilled mix by nursing days	30.7%	30.3%	0.4%	1.3%
Skilled mix by nursing revenue	49.7%	48.9%	0.8%	1.6%

	Three Months Ended September 30,
	2026	2025	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$997,182	$944,666	$52,516	5.6%
Number of facilities at period end	234	234	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	2,192,074	2,144,063	48,011	2.2%
Occupancy percentage — Operational beds	84.1%	82.8%	1.3%	1.6%
Skilled mix by nursing days	32.2%	30.7%	1.5%	4.9%
Skilled mix by nursing revenue	51.2%	49.5%	1.7%	3.4%

	Three Months Ended September 30,
	2026	2025	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$198,406	$188,266	$10,140	5.4%
Number of facilities at period end	50	50	—	—%
Number of campuses at period end(1)	4	4	—	—%
Actual patient days	416,274	398,635	17,639	4.4%
Occupancy percentage — Operational beds	86.1%	82.9%	3.2%	3.9%
Skilled mix by nursing days	29.3%	28.3%	1.0%	3.5%
Skilled mix by nursing revenue	49.3%	47.8%	1.5%	3.1%

	Three Months Ended September 30,
	2026	2025	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$226,383	$106,164	$120,219	NM
Number of facilities at period end	66	31	35	NM
Number of campuses at period end(1)	3	1	2	NM
Actual patient days	527,965	229,364	298,601	NM
Occupancy percentage — Operational beds	77.4%	76.9%	NM	NM
Skilled mix by nursing days	25.9%	29.4%	NM	NM
Skilled mix by nursing revenue	43.2%	45.6%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities acquired prior to January 1, 2023.
(3)Transitioning Facility results represent all facilities acquired from January 1, 2023 to December 31, 2024.
(4)Recently Acquired Facility results represent all facilities acquired on or subsequent to January 1, 2025.

	Nine Months Ended September 30,
	2026	2025	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$4,132,718	$3,536,226	$596,492	16.9%
Number of facilities at period end	350	315	35	11.1%
Number of campuses at period end(1)	32	30	2	6.7%
Actual patient days	9,049,988	7,925,688	1,124,300	14.2%
Occupancy percentage — Operational beds	83.3%	81.8%	1.5%	1.8%
Skilled mix by nursing days	31.2%	30.8%	0.4%	1.3%
Skilled mix by nursing revenue	50.1%	49.4%	0.7%	1.4%

	Nine Months Ended September 30,
	2026	2025	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$2,964,727	$2,788,004	$176,723	6.3%
Number of facilities at period end	234	234	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	6,501,802	6,314,247	187,555	3.0%
Occupancy percentage — Operational beds	84.2%	82.4%	1.8%	2.2%
Skilled mix by nursing days	32.3%	31.4%	0.9%	2.9%
Skilled mix by nursing revenue	51.2%	50.2%	1.0%	2.0%

	Nine Months Ended September 30,
	2026	2025	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$591,263	$553,169	$38,094	6.9%
Number of facilities at period end	50	50	—	—%
Number of campuses at period end(1)	4	4	—	—%
Actual patient days	1,224,006	1,176,804	47,202	4.0%
Occupancy percentage — Operational beds	85.3%	82.6%	2.7%	3.3%
Skilled mix by nursing days	29.7%	28.4%	1.3%	4.6%
Skilled mix by nursing revenue	49.5%	47.7%	1.8%	3.8%

	Nine Months Ended September 30,
	2026	2025	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$576,728	$195,053	$381,675	NM
Number of facilities at period end	66	31	35	NM
Number of campuses at period end(1)	3	1	2	NM
Actual patient days	1,324,180	434,637	889,543	NM
Occupancy percentage — Operational beds	77.9%	73.5%	NM	NM
Skilled mix by nursing days	27.4%	28.6%	NM	NM
Skilled mix by nursing revenue	45.4%	43.0%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities acquired prior to January 1, 2023.
(3)Transitioning Facility results represent all facilities acquired from January 1, 2023 to December 31, 2024.
(4)Recently Acquired Facility results represent all facilities acquired on or subsequent to January 1, 2025.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates, excluding services that are not covered by the daily rate(1):

	Three Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$812.29	$786.86	$881.30	$868.99	$776.17	$780.84	$817.11	$800.89
Managed care	608.68	575.23	653.34	632.45	608.80	636.13	613.50	585.56
Other skilled	633.17	646.45	704.35	664.14	642.24	678.64	640.87	650.94
Total skilled revenue	684.56	662.53	773.03	754.56	692.63	710.75	696.80	678.71
Medicaid	308.98	300.07	324.57	319.99	319.89	351.46	312.94	307.19
Private and other payors	312.06	297.40	351.51	353.62	311.03	366.81	317.34	312.58
Total skilled nursing revenue	$430.17	$411.09	$458.80	$446.75	$415.17	$459.02	$431.41	$420.16

	Nine Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$812.21	$780.70	$884.35	$854.98	$789.09	$730.79	$820.37	$791.47
Managed care	599.55	571.73	652.80	615.05	620.54	580.21	607.67	576.91
Other skilled	642.17	646.06	688.76	666.94	653.15	694.03	647.79	650.77
Total skilled revenue	682.95	658.94	773.08	744.66	706.21	669.83	697.45	671.14
Medicaid	310.64	299.81	327.20	317.97	318.92	353.87	314.13	305.55
Private and other payors	313.84	291.96	360.88	354.36	332.10	365.61	323.97	306.74
Total skilled nursing revenue	$431.22	$411.79	$463.17	$443.06	$426.95	$445.64	$434.88	$418.26
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.

The following tables set forth our percentage of skilled nursing patient revenue and days for the periods presented:

	Three Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.1%	20.3%	27.6%	27.5%	22.7%	22.7%	22.3%	21.6%
Managed care	20.0	19.6	15.0	15.0	14.2	13.6	18.3	18.3
Other skilled	10.1	9.6	6.7	5.3	6.3	9.3	9.1	9.0
Skilled mix	51.2%	49.5%	49.3%	47.8%	43.2%	45.6%	49.7%	48.9%
Private and other payors	6.9	7.3	8.6	8.9	10.7	9.3	7.7	7.7
Medicaid	41.9	43.2	42.1	43.3	46.1	45.1	42.6	43.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.2%	10.6%	14.4%	14.1%	12.2%	13.3%	11.8%	11.3%
Managed care	14.1	14.0	10.5	10.6	9.7	9.8	12.9	13.2
Other skilled	6.9	6.1	4.4	3.6	4.0	6.3	6.0	5.8
Skilled mix	32.2%	30.7%	29.3%	28.3%	25.9%	29.4%	30.7%	30.3%
Private and other payors	9.5	10.1	11.1	11.3	14.3	11.7	10.6	10.3
Medicaid	58.3	59.2	59.6	60.4	59.8	58.9	58.7	59.4
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	21.3%	20.9%	28.1%	28.1%	24.3%	20.6%	22.7%	22.0%
Managed care	19.8	20.1	14.9	14.3	14.7	13.2	18.4	18.8
Other skilled	10.1	9.2	6.5	5.3	6.4	9.2	9.0	8.6
Skilled mix	51.2%	50.2%	49.5%	47.7%	45.4%	43.0%	50.1%	49.4%
Private and other payors	6.9	7.1	8.4	8.9	10.2	9.7	7.6	7.5
Medicaid	41.9	42.7	42.1	43.4	44.4	47.3	42.3	43.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Recently Acquired		Total
	2026	2025	2026	2025	2026	2025	2026	2025

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.3%	11.0%	14.7%	14.6%	13.1%	12.6%	12.0%	11.6%
Managed care	14.2	14.5	10.6	10.3	10.1	10.1	13.1	13.6
Other skilled	6.8	5.9	4.4	3.5	4.2	5.9	6.1	5.6
Skilled mix	32.3%	31.4%	29.7%	28.4%	27.4%	28.6%	31.2%	30.8%
Private and other payors	9.5	9.9	10.8	11.2	13.2	11.9	10.3	10.2
Medicaid	58.2	58.7	59.5	60.4	59.4	59.5	58.5	59.0
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended September 30,
	2026		2025
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$590,450	40.0%	$515,157	39.9%
Medicare	342,866	23.2	303,281	23.5
Medicaid-skilled	78,474	5.3	78,450	6.1
Total Medicaid and Medicare	$1,011,790	68.5%	$896,888	69.5%
Managed care	276,484	18.7	237,978	18.5
Private and other(2)	188,561	12.8	154,913	12.0
SERVICE REVENUE	$1,476,835	100.0%	$1,289,779	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

	Nine Months Ended September 30,
	2026		2025
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,700,719	39.6%	$1,454,845	39.6%
Medicare	1,018,345	23.7	882,149	24.0
Medicaid-skilled	234,376	5.5	223,208	6.0
Total Medicaid and Medicare	$2,953,440	68.8%	$2,560,202	69.6%
Managed care	802,683	18.7	694,690	18.9
Private and other(2)	535,512	12.5	423,341	11.5
SERVICE REVENUE	$4,291,635	100.0%	$3,678,233	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Private and other includes revenue for skilled services (private, Veteran Affairs and hospice payors), senior living and ancillary operations.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services
The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Statements of Income Data:
Segment income(1)	$185,198	$153,126	$538,836	$447,061
Depreciation and amortization	15,279	14,155	46,034	41,118
EBITDA	$200,477	$167,281	$584,870	$488,179
Adjustments to EBITDA:
Stock-based compensation expense	12,299	8,327	31,335	22,774
Gain on business interruption recoveries	—	(2,733)	—	(3,733)
ADJUSTED EBITDA	$212,776	$172,875	$616,205	$507,220

(1) Segment income reflects profit from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Rental revenue generated from third-party tenants	$5,562	$4,976	$17,180	$14,185
Rental revenue generated from Ensign's independent subsidiaries	42,142	27,634	110,759	78,294
TOTAL RENTAL REVENUE	$47,704	$32,610	$127,939	$92,479
Segment income(1)	13,751	9,622	36,630	27,331
Depreciation and amortization	13,565	9,709	37,024	27,450
FFO(2)	$27,316	$19,331	$73,654	$54,781
(1) Segment income reflects profit from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three and nine months ended September 30, 2026 is management fee of $2.9 million and $7.7 million, respectively, and interest of $14.9 million and $38.9 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three and nine months ended September 30, 2025 is management fee of $2.0 million and $5.5 million, respectively, and interest of $9.1 million and $25.2 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses on the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate.

Discussion of Non-GAAP Financial Measures

Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) (gain) loss on long-lived assets and business interruption recoveries, (f) write off of deferred financing fees, (g) litigation arising outside of the ordinary course of business, (h) gain on other investments, and (i) amortization of patient base intangible assets. Adjusted net income consists of net income excluding (a) stock‑based compensation expense, (b) acquisition related costs, (c) costs incurred related to system implementations, (d) (gain) loss on long-lived assets and business interruption recoveries, (e) write off of deferred financing fees, (f) litigation arising outside of the ordinary course of business, (g) gain on other investments, (h) amortization of patient base intangible assets, and (i) the income tax effect of these adjustments. Adjusted earnings per share consists of adjusted net income divided by the weighted‑average diluted shares outstanding for the applicable period. EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) (gain) loss on long-lived assets and business interruption recoveries, (i) litigation arising outside of the ordinary course of business and (j) gain on other investments. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) (gain) loss on long-lived assets and business interruption recoveries (j) litigation arising outside of the ordinary course of business and (k) gain on other investments. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted EBT, adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted EBT, adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBITDAR and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.